EXHIBIT 99.1

FOR IMMEDIATE RELEASE

April 25, 2012

Huron Consulting Group Announces

First Quarter 2012 Financial Results

•	Revenues increased to $138.6 million for Q1 2012 compared to $136.6 million in Q1 2011.

•	Diluted earnings per share from continuing operations for Q1 2012 was $0.03 compared to $0.16 in Q1 2011.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.13 in Q1 2012 compared to $0.29 in Q1 2011.

•

Average number of full-time billable consultants(2) rose 11.9% to 1,253 for Q1 2012 compared to 1,120 for Q1 2011. Average number of full-time equivalent professionals(5) for Q1 2012 was 1,040 compared to 1,013 in Q1 2011. Full-time billable consultant utilization rate was 77.6% in Q1 2012 compared with 78.2% in Q1 2011.

•	Company affirms expectations for full year 2012 revenue in a range of $620 million to $660 million.

CHICAGO – April 25, 2012 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the first quarter ended March 31, 2012.

“Our first quarter 2012 revenues and earnings were lower than we expected, primarily due to the timing of contingent revenues in our healthcare practice. The market for our services is very strong, and we anticipate that subsequent quarters will better reflect the level of activity that exists within our largest practices. We remain confident in our ability to achieve our full year 2012 outlook,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “We continue to be pleased with our ability to attract new talent to our organization - a critical ingredient of our growth strategy. Our expanding team of professionals has helped us establish a solid base from which to achieve our expected results for this year.”

First Quarter 2012 Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the first quarter of 2012 were $138.6 million, an increase of 1.5% compared to $136.6 million for the first quarter of 2011. The Company’s first quarter 2012 operating income was $3.6 million, compared to $10.8 million in the first quarter of 2011. Results for the first quarter 2012 include an accrual for its annual incentive payment reflecting the Company’s guidance range, which was affirmed today. The higher level of incentive expense, in addition to higher staffing levels consistent with achieving full year revenue expectations, are the primary factors impacting operating income in the first quarter of 2012 compared to the first quarter of 2011. Net income from continuing operations was $0.6 million, or $0.03 per diluted share, for the first quarter of 2012 compared to $3.5 million, or $0.16 per diluted share, for the same period last year. Net income was $0.9 million, or $0.04 per diluted share, for the first quarter of 2012, compared to $4.1 million, or $0.19 per diluted share, for the same period last year.

First quarter 2012 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $9.4 million, or 6.8% of revenues, compared to $16.5 million, or 12.1% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2012	2011
Amortization of intangible assets	$1,619	$2,217
Restatement related expenses	$1,505	$1,240
Restructuring charges	$830	$524
Litigation settlement, net	$—	$588
Tax effect	$(1,582)	$(1,828)

Adjusted EBITDA(6) was $11.8 million, or 8.5% of revenues, in the first quarter of 2012, compared to $18.8 million, or 13.8% of revenues, in the comparable quarter last year. Adjusted Net Income(6) from continuing operations was $3.0 million, or $0.13 per diluted share for the first quarter of 2012 compared to $6.2 million, or $0.29 per diluted share, for the comparable period in 2011.

The average number of full-time billable consultants(2) was 1,253 in the first quarter of 2012 compared to 1,120 in the same quarter last year. Full-time billable consultant utilization rate was 77.6% during the first quarter of 2012 compared with 78.2% during the same period last year. Average billing rate per hour for full-time billable consultants was $205 for the first quarter of 2012 compared to $224 for the first quarter of 2011. The average number of full-time equivalent professionals(5) totaled 1,040 in the first quarter of 2012 compared to 1,013 for the comparable period in 2011.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments: Health and Education Consulting; Legal Consulting; and Financial Consulting, representing 66%, 30%, and 4% of year-to-date total revenues, respectively.

Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended March 31, 2012.

Outlook for 2012

Based on currently available information, the Company affirms guidance for full year 2012 revenues before reimbursable expenses in a range of $620.0 million to $660.0 million. The Company also anticipates EBITDA in a range of $103.0 million to $113.0 million, Adjusted EBITDA in a range of $113.5 million to $123.5 million, GAAP diluted earnings per share in a range of $1.80 to $2.05, and non-GAAP adjusted diluted earnings per share in a range of $2.25 to $2.50.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

First Quarter 2012 Webcast

The Company will host a webcast to discuss its financial results tomorrow, April 26, 2012, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission investigation with respect to the restatement and the related purported derivative lawsuit, and (iii) the request by the United States Attorney’s Office for the Northern District of Illinois for certain documents. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our forthcoming Quarterly Report on Form 10-Q for the period ended March 31, 2012 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey, Chief Financial Officer

312-583-8740

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues and reimbursable expenses:
Revenues	$138,637	$136,621
Reimbursable expenses	13,796	11,924

Total revenues and reimbursable expenses	152,433	148,545
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	96,781	88,075
Intangible assets amortization	1,142	1,433
Reimbursable expenses	13,818	12,055

Total direct costs and reimbursable expenses	111,741	101,563

Operating expenses:
Selling, general and administrative	30,067	29,569
Restructuring charge	830	524
Restatement related expenses	1,505	1,240
Litigation settlement, net	—	588
Depreciation and amortization	4,653	4,246

Total operating expenses	37,055	36,167

Operating income	3,637	10,815
Other income (expense):
Interest (expense), net of interest income	(1,866)	(3,572)
Other income	333	104

Total other expense	(1,533)	(3,468)

Income from continuing operations before income tax expense	2,104	7,347
Income tax expense	1,517	3,873

Net income from continuing operations	587	3,474
Income from discontinued operations, net of tax	269	582

Net income	$856	$4,056

Net earnings per basic share:
Net income from continuing operations	$0.03	$0.17
Income from discontinued operations, net of tax	$0.01	$0.02

Net income	$0.04	$0.19

Net earnings per diluted share:
Net income from continuing operations	$0.03	$0.16
Income from discontinued operations, net of tax	$0.01	$0.03

Net income	$0.04	$0.19

Weighted average shares used in calculating earnings (loss) per share:
Basic	21,775	20,925
Diluted	22,164	21,157

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$3,963	$5,080
Receivables from clients, net	108,173	107,820
Unbilled services, net	41,758	49,056
Income tax receivable	17,073	19,501
Deferred income taxes, net	8,434	12,531
Prepaid expenses and other current assets	13,282	14,191
Current assets of discontinued operations	1,504	3,345

Total current assets	194,187	211,524
Property and equipment, net	31,525	31,176
Deferred income taxes, net	51	—
Other non-current assets	14,366	14,892
Intangible assets, net	15,301	16,867
Goodwill	512,120	512,185

Total assets	$767,550	$786,644

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,194	$8,084
Accrued expenses	24,846	22,505
Accrued payroll and related benefits	28,740	66,464
Accrued consideration for business acquisitions, current portion	3,860	35,062
Income tax payable	52	101
Deferred revenues	28,279	36,721
Current liabilities of discontinued operations	12	765

Total current liabilities	94,983	169,702
Non-current liabilities:
Deferred compensation and other liabilities	7,946	7,856
Bank borrowings	244,000	193,500
Deferred lease incentives	7,410	6,670
Deferred income taxes	11,936	12,078
Non-current liabilities of discontinued operations	49	49

Total non-current liabilities	271,341	220,153

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,703,317 and 24,208,549 shares issued at March 31, 2012 and December 31, 2011, respectively	237	234
Treasury stock, at cost, 1,777,733 and 1,642,018 shares at March 31, 2012 and December 31, 2011, respectively	(80,425)	(75,735)
Additional paid-in capital	408,577	400,597
Retained earnings	73,758	72,902
Accumulated other comprehensive loss	(921)	(1,209)

Total stockholders’ equity	401,226	396,789

Total liabilities and stockholders’ equity	$767,550	$786,644

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$856	$4,056
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,621	5,738
Share-based compensation	4,842	5,236
Allowances for doubtful accounts and unbilled services	2,246	182
Deferred income taxes	3,344	2,581
Gain on disposal of property and equipment	—	(46)
Non-cash portion of litigation settlement	—	588
Changes in operating assets and liabilities, net of businesses acquired:
Decrease in receivables from clients	2,133	19,266
Decrease (increase) in unbilled services	4,456	(26,402)
Decrease (increase) in current income tax receivable, net	2,379	(2,201)
Decrease in other assets	1,853	2,748
Increase in accounts payable and accrued liabilities	3,492	1,165
(Decrease) in accrued payroll and related benefits	(36,795)	(20,058)
(Decrease) increase in deferred revenues	(7,978)	3,755

Net cash used in operating activities	(12,551)	(3,392)

Cash flows from investing activities:
Purchases of property and equipment, net	(5,267)	(3,337)
Net investment in life insurance policies	(361)	(143)
Purchases of businesses	(31,298)	(22,886)
Sales of business	—	—

Net cash used in investing activities	(36,926)	(26,366)

Cash flows from financing activities:
Proceeds from exercise of stock options	29	206
Shares redeemed for employee tax withholdings	(3,710)	(2,437)
Tax benefit from share-based compensation	1,116	156
Proceeds from borrowings under credit facility	93,000	107,000
Repayments on credit facility	(42,500)	(77,500)
Payments of capital lease obligations	(5)	(29)

Net cash provided by financing activities	47,930	27,396

Effect of exchange rate changes on cash	430	428

Net decrease in cash and cash equivalents	(1,117)	(1,934)
Cash and cash equivalents at beginning of the period (*)	5,080	6,347

Cash and cash equivalents at end of the period	$3,963	$4,413

(*)	Cash and cash equivalents presented herein includes $0.1 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2012	2011
Health and Education Consulting (1):
Revenues	$91,405	$89,658	1.9%
Operating income	$21,497	$25,891	(17.0%)
Segment operating income as a percent of segment revenues	23.5%	28.9%
Legal Consulting:
Revenues	$41,383	$37,317	10.9%
Operating income	$9,511	$9,595	(0.9%)
Segment operating income as a percent of segment revenues	23.0%	25.7%
Financial Consulting (1):
Revenues	$5,849	$9,646	(39.4%)
Operating income	$233	$2,970	(92.2%)
Segment operating income as a percent of segment revenues	4.0%	30.8%
Total Company:
Revenues	$138,637	$136,621	1.5%
Reimbursable expenses	13,796	11,924	15.7%

Total revenues and reimbursable expenses	$152,433	$148,545	2.6%

Statements of Earnings reconciliation:
Segment operating income	$31,241	$38,456	(18.8%)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	22,951	23,395	(1.9%)
Depreciation and amortization expense	4,653	4,246	9.6%

Total operating income	3,637	10,815	(66.4%)
Other expense, net	1,533	3,468	(55.8%)

Income from continuing operations before income tax expense	$2,104	$7,347	(71.4%)

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting (1)	1,092	945	15.6%
Legal Consulting	118	131	(9.9%)
Financial Consulting (1)	67	75	(10.7%)

Total	1,277	1,151	10.9%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting (1)	1,069	922
Legal Consulting	116	121
Financial Consulting (1)	68	77

Total	1,253	1,120
Full-time billable consultant utilization rate (3):
Health and Education Consulting (1)	79.5%	81.2%
Legal Consulting	70.7%	55.9%
Financial Consulting (1)	59.6%	74.9%
Total	77.6%	78.2%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended March 31,
Other Operating Data:	2012	2011
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting (1)	$199	$214
Legal Consulting	$234	$236
Financial Consulting (1)	$275	$341
Total	$205	$224
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$75	$83
Legal Consulting	$80	$53
Financial Consulting (1)	$81	$124
Total	$75	$83
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting (1)	141	149
Legal Consulting	897	863
Financial Consulting (1)	2	1

Total	1,040	1,013
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$83	$87
Legal Consulting	$36	$36
Financial Consulting (1)	$187	$111
Total	$42	$43

(1)	Reflects the reclassification of our healthcare valuation consulting practice from our Health and Education Consulting segment to our Financial Consulting segment in conjunction with an internal reorganization.
(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues	$138,637	$136,621

Net income from continuing operations	$587	$3,474
Add back:
Income tax expense	1,517	3,873
Interest and other expenses	1,533	3,468
Depreciation and amortization	5,795	5,679

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	9,432	16,494
Add back:
Restatement related expenses	1,505	1,240
Restructuring charges	830	524
Litigation settlement, net	—	588

Adjusted EBITDA (6)	$11,767	$18,846

Adjusted EBITDA as a percentage of revenues (6)	8.5%	13.8%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net income from continuing operations	$587	$3,474

Weighted average shares - diluted	22,164	21,157
Diluted earnings per share from continuing operations	$0.03	$0.16

Add back:
Amortization of intangible assets	1,619	2,217
Restatement related expenses	1,505	1,240
Restructuring charges	830	524
Litigation settlement, net	—	588
Tax effect	(1,582)	(1,828)

Total adjustments, net of tax	2,372	2,741

Adjusted net income from continuing operations (6)	$2,959	$6,215

Adjusted diluted earnings per share from continuing operations (6)	$0.13	$0.29

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.